EXHIBT 99.23A

                           Consent of

                Jorden Burt Berenson & Johnson LLP
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                           May 27, 1997





Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado 80111


     Re:  Registration  Statement on Form S-1 Registration Number
          333-11493

Dear Ladies and Gentlemen:

     We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contract described therein. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus.

                             Very truly yours,


                            JORDEN BURT BERENSON & JOHNSON LLP
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